UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 20, 2012

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19975 Victor Parkway, Livonia, MI	48152
_______________________________________________	____________
(Address of Principal Executive Offices)	(Zip Code)

      (734) 591-3000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01 Other Events

On June 20, 2012, Valassis Communications, Inc. (“Valassis”) enhanced its digital display network by acquiring, through a wholly-owned subsidiary, Brand.net, an online display, video and mobile advertising platform. The purchase price of the acquisition was approximately $18 million, which is subject to adjustment for the indebtedness, transaction expenses and net working capital of Brand.net. Furnished hereto as Exhibit 99.1 is a copy of the press release issued by Valassis announcing the transaction.

The filing of the information in this Item 8.01 of this Current Report is not intended to, and does not, constitute a determination or admission by Valassis that the information in this Item 8.01 is material or complete, or that investors should consider this information before making an investment decision with respect to any of Valassis’ securities.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description
99.1	Press release dated June 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/Robert L. Recchia
Date: June 21, 2012	Name:	Robert L. Recchia
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.                      Description

99.1                      Press release dated June 21, 2012